UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Yadkin Valley Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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YADKIN VALLEY COMPANY

343 East Six Forks Road

Post Office Box 18747

Raleigh, North Carolina 27619

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The 2004 Annual Meeting of Shareholders of Yadkin Valley Company will be held at 10:00 a.m. on Monday, April 26, 2004, in the Third Floor Conference Room of our office located at 343 East Six Forks Road, Raleigh, North Carolina.

The purposes of the meeting are:

1.	Election of Directors. To elect three directors for one-year terms; and

2.	Other Business. To transact any other business properly presented for action at the meeting.

You are invited to attend the Annual Meeting in person. However, even if you plan to attend, we ask that you complete, sign and date the enclosed appointment of proxy and return it to us as soon as possible in the enclosed envelope. Doing that will help us ensure that your shares are represented and that a quorum is present at the Annual Meeting. Even if you sign an appointment of proxy, you may still revoke it later or attend the Annual Meeting and vote in person.

This notice and the enclosed Proxy Statement and form of appointment of proxy are being mailed to our shareholders on or about March 29, 2004.

By Order of the Board of Directors

/s/ Denton F. Lee, Jr.

Denton F. Lee, Jr. Secretary

YADKIN VALLEY COMPANY

343 East Six Forks Road

Post Office Box 18747

Raleigh, North Carolina 27619

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

General

This Proxy Statement is dated March 29, 2004, and is being furnished to our shareholders in connection with our solicitation of appointments of proxy in the enclosed form for use at the 2004 Annual Meeting of our shareholders and at any adjournments of the meeting. The Annual Meeting will be held in the Third Floor Conference Room of our principle executive offices located at 343 East Six Forks Road, Raleigh, North Carolina, at 10:00 a.m. on Monday, April 26, 2004.

In this Proxy Statement, the terms “you,” “your” or similar terms refer to the shareholder receiving it. The terms “we,” “us,” “our” and similar terms refer to Yadkin Valley Company. Our operating subsidiary, Yadkin Valley Life Insurance Company, is referred to as “Yadkin Valley Life.”

Solicitation and Voting of Proxies

A form of “appointment of proxy” is included with this Proxy Statement that provides for you to name David S. Perry and Jeanette C. Howell (the “Proxies”) to act as your proxies and vote your shares at the Annual Meeting. We ask that you sign and date an appointment of proxy and return it to us in the enclosed envelope.

If you sign an appointment of proxy and return it to us before the Annual Meeting, then shares of our common stock that you hold of record will be voted by the Proxies according to your instructions in the appointment of proxy. If you sign and return an appointment of proxy but do not give any voting instructions, then your shares will be voted by the Proxies “FOR” the election of each of the three nominees for director named in Proposal 1 below. If, before the Annual Meeting, any nominee named in Proposal 1 becomes unable or unwilling to serve as a director for any reason, the Proxies will have the discretion to vote for a substitute nominee named by our Board of Directors. We are not aware of any other business that will be brought before the Annual Meeting but, if any other matter is properly presented for action by shareholders, the enclosed form of appointment of proxy will authorize the Proxies to vote your shares according to their best judgement. The Proxies also will be authorized to vote your shares according to their best judgement on matters incident to the conduct of the Annual Meeting, including adjournments.

Revocation of Appointment of Proxy

If you sign and return an appointment of proxy, you can revoke it at any time before the voting takes place at the Annual Meeting either by filing with our Secretary a written instrument revoking it or an executed appointment of proxy dated as of a later date, or by attending the Annual Meeting and announcing your intention to vote in person.

Expenses and Method of Solicitation

We will pay all costs of our solicitation of appointments of proxy for the Annual Meeting, including costs of preparing and mailing this Proxy Statement. In addition to solicitation by mail, our directors, officers and employees may solicit appointments of proxy, personally or by telephone, without additional compensation.

Record Date

The close of business on March 15, 2004, is the “Record Date” for determining which shareholders are entitled to receive notice of and to vote at the Annual Meeting. You must have been a record holder of our common stock on that date in order to be eligible to vote at the meeting.

Voting Securities

Our voting securities are the 181,130 shares of our common stock which were outstanding on the Record Date. You may cast one vote for each share you held of record on the Record Date on each director to be elected and on each other matter voted on by shareholders at the Annual Meeting.

Voting Procedures; Votes Required for Approval

Our directors are elected by a plurality of the votes cast in elections. So, in the election of directors at the Annual Meeting, the three nominees receiving the highest numbers of votes will be elected. Abstentions and broker non-votes will have no effect in the voting for directors. You may not vote cumulatively in the election of directors.

Beneficial Ownership of Securities

Principal Shareholders. The following table describes the beneficial ownership of our Common Stock on the Record Date by persons known by us to own, beneficially or of record, 5% or more of our stock.

Name and address beneficial owner	Amount and nature of beneficial ownership (1)		Percentage of class

Peter M. Bristow Columbia, South Carolina	15,529		8.57%

Hope Holding Connell Raleigh, North Carolina	14,319		7.91%

Frank B. Holding, Jr. Raleigh, North Carolina	19,657	(2)	10.85%

Lewis R. Holding Lyford Cay, Bahamas	49,927	(2)	27.56%

(1)	Except as otherwise noted, and to the best of our knowledge, the named individuals exercise sole voting and investment power with respect to all listed shares. They may be considered to exercise shared voting and investment power with respect to certain of the listed shares held jointly, by family members or other persons, by corporations that they may be deemed to control, or for the individuals, as follows: Ms. Connell – 101 shares; Mr. F. Holding, Jr. – 1,871 shares; and Mr. L. Holding – 2,764 shares. They disclaim beneficial ownership of the following numbers of listed shares that are held by or for family members or other persons: Mr. Bristow – 4,786 shares; Ms. Connell – 9,224 shares; Mr. F. Holding, Jr. – 4,098 shares; and Mr. L. Holding – 1,814 shares.
(2)	Includes 1,770 shares which are included in the shares listed for both Mr. F. Holding, Jr. and Mr. L. Holding.

Management. The following table describes the beneficial ownership of our Common Stock on the Record Date by our current directors individually and by all directors and executive officers as a group.

Name of beneficial owner	Amount and nature of beneficial ownership (1)	Percentage of class
Hope Holding Connell	14,319	7.91%
Denton F. Lee, Jr.	54	0.03%
David S. Perry	382	0.21%
All directors and executive officers as a group (3 persons)	14,755	8.15%

(1)	Except as otherwise noted, and to the best of our knowledge, the individuals named and included in the group exercise sole voting and investment power with respect to all listed shares. Individuals named and included in the group exercise shared voting and investment power with respect to certain of the listed shares as follows: Ms. Connell – 101 shares; and Mr. Perry – 382 shares. Ms. Connell disclaims beneficial ownership of 9,224 of the listed shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Our directors and our executive officers are required by federal law to file reports with the Securities and Exchange Commission regarding the amounts of and changes in their beneficial ownership of our Common Stock. Based on our review of copies of those reports, our Proxy Statement is required to disclose failures to report shares beneficially owned or changes in beneficial ownership, and failures to timely file required reports, during previous years. We currently are not aware of any required reports which were not filed, or which were filed late, during 2003.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Bylaws provide that our Board of Directors will consist of three members who are elected each year at the Annual Meeting for terms of one year or until their respective successors have been duly elected and qualified. Our Board of Directors has nominated our three current directors named below for reelection by shareholders at the Annual Meeting. None of our current directors are “independent directors” as that term is defined by the listing standards of The Nasdaq Stock Market.

Name and age	Positions with us (1)	First elected	Principal occupation and business experience
Hope Holding Connell (2) (40)	Director	1998	Executive Vice President, First-Citizens Bank & Trust Company, Raleigh, NC (4)

Denton F. Lee, Jr. (3) (53)	Vice President, Secretary and Director	2003	Group Vice President and Manager of Central Bank Operations, First-Citizens Bank & Trust Company, Raleigh, NC (4)

David S. Perry (59)	President, Treasurer and Director	1988	Our executive officer and director; President and director, American Guaranty Insurance Company, Raleigh, NC (property and casualty insurer); President and director, Triangle Life Insurance Company, Raleigh, NC (credit life and accident and health insurer) (4)

(1)	Each director also serves as a director of our operating subsidiary, Yadkin Valley Life.
(2)	Ms. Connell also serves as a director of Southern BancShares (N.C.), Inc.
(3)	Mr. Lee was appointed as a director by the Board of Directors during 2003 to fill a vacancy.
(4)	We are affiliated with First-Citizens Bank & Trust Company, American Guaranty Insurance Company and Triangle Life Insurance Company through the common control relationships described under the caption “Transactions with Related Parties.”

Our Board of Directors recommends that you vote “FOR” each of the three nominees named above. The three nominees receiving the highest numbers of votes will be elected.

Director Compensation

Our directors receive no fees or other compensation for their services as directors.

Attendance by Directors at Meetings

Board of Directors Meetings. Our Board of Directors held two meetings in 2003. Each director was present.

Annual Meetings. Attendance by our directors at Annual Meetings gives directors an opportunity to meet, talk with and hear the concerns of shareholders who attend those meetings, and it gives those shareholders access to our directors that they may not have at any other time during the year. Our Board of Directors recognizes that directors have their own business interests and are not our full-time employees and that it is not always possible for them to attend Annual Meetings. However, our Board’s policy is that attendance by directors at our Annual Meetings is beneficial to us and to our shareholders and that our directors are strongly encouraged to attend each Annual Meeting whenever possible. All of our then current directors attended our last Annual Meeting which was held during April 2003.

Nominations

Because we only have three directors, our Board of Directors does not have any separate committees, including a separate nominations committee. The Board itself selects nominees for election as directors at our Annual Meetings and for appointment to fill vacancies on the Board. There are no written policies or procedures, or any written charter, pertaining to the process by which the Board selects nominees, and the Board has not established any specific criteria or minimum qualifications that it uses in identifying candidates. The Board will consider recommendations of candidates submitted in writing by shareholders. We intend for the Board to develop procedures to be followed by shareholders who wish to recommend candidates (including deadlines for submitting recommendations and information regarding candidates that shareholders should provide with their recommendations), but it has not yet done so.

Report of our Board of Directors on Audit Matters

As stated above, our Board of Directors does not have any separate committees, including a separate audit committee. The Board itself performs the functions that otherwise would be performed by an audit committee. There are no written policies or procedures, or any written charter, pertaining to the Board’s duties in that regard, but it appoints our independent accountants each year and approves the compensation and terms of engagement of our accountants, approves services proposed to be provided by the independent accountants, and monitors and oversees the quality and integrity of our accounting process and systems of internal controls. The Board reviews various reports by our independent accountants and reports of examinations by our regulatory agencies.

Our management is responsible for our financial reporting process, including our system of internal controls and disclosure controls and procedures and for the preparation of our consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. Our independent accountants are responsible for auditing those financial statements. Our Board of Directors oversees and reviews those processes. In connection with the preparation and audit of our consolidated financial statements for 2003, our Board of Directors has:

•	reviewed our audited consolidated financial statements for 2003 and discussed them with management and our accountants;

•	discussed with our independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, as amended;

•	received written disclosures and a letter from our independent accountants required by Independence Standards Board Standard No. 1, and

•	discussed the independence of our accountants with the accountants

Based on the above reviews, the Board of Directors approved inclusion of the audited consolidated financial statements in our 2003 Annual Report on Form 10-KSB as filed with the Securities and Exchange Commission.

The Board of Directors:

Hope Holding Connell	Denton F. Lee, Jr.	David S. Perry

Executive Officers

We have only two officers as follows:

David S. Perry, age 59, has served as our President and Treasurer since 1988, and as President and Treasurer of our operating subsidiary, Yadkin Valley Life, since 1998. He also serves as President of American Guaranty Insurance Company, Raleigh, North Carolina, a property and casualty insurer, and as President of Triangle Life Insurance Company, Raleigh, North Carolina, a credit life and accident and health insurer. American Guaranty is a subsidiary corporation of First Citizens BancShares, Inc., and Triangle Life is a subsidiary corporation of First-Citizens Bank & Trust Company.

Denton F. Lee, Jr., age 53, was appointed as our Vice President and Secretary and Yadkin Valley Life’s Vice President during 2003. His primary employment is as Group Vice President of First-Citizens Bank & Trust Company, Raleigh, North Carolina, where he has been employed since 1994, and, as the bank’s Central Bank Operations Manager, has responsibility for transaction processing, deposit operations and loan operations.

Executive Compensation

We have no employees, and our officers receive no salary or other compensation or benefits for their services as our or Yadkin Valley Life’s officers. (See “Transactions with Related Parties” below.) For that reason, our Board of Directors does not have a compensation committee.

Transactions with Related Parties

We and our operating subsidiary, Yadkin Valley Life, are parties to Administration Agreements (the “Agreements”) with American Guaranty Insurance Company (“American Guaranty”), a subsidiary of First Citizens BancShares, Inc. (“BancShares”). Under the Agreements, American Guaranty provides the managerial, administrative and operational services necessary in carrying on our insurance holding company business and the reinsurance business of Yadkin Valley Life, subject to the supervision and control of our Board of Directors. American Guaranty is compensated for its services and reimbursed for expenses it incurs that are reasonable and properly attributable to the management and conduct of Yadkin Valley Life’s and our business affairs. The Agreements may be terminated by either party at any time upon written notice to the other. Aggregate fees paid by us and Yadkin Valley Life to American Guaranty pursuant to the Agreements during 2003 were $8,174. David S. Perry, who is our President, Treasurer and director, also serves as President and a director of American Guaranty, and Frank B. Holding, Jr., one of our principal shareholders, serves as Chairman of American Guaranty. It is expected that American Guaranty will continue to provide services to us and Yadkin Valley Life under the Agreements during 2004.

Our reinsurance business consists solely of assuming risks, through Yadkin Valley Life, on credit life insurance policies issued by Triangle Life Insurance Company (“Triangle Life”), which is a subsidiary of First-Citizens Bank & Trust Company (“FCB”). David S. Perry also serves as President and a director of Triangle Life, and Frank B. Holding, Jr. serves as Chairman of Triangle Life.

As noted above, American Guaranty is a subsidiary of BancShares and Triangle Life is a subsidiary of FCB. Frank B. Holding, Jr., Lewis R. Holding and Hope H. Connell, our principal shareholders, each is a principal shareholder of FCB’s parent company, BancShares. Also, Frank B. Holding, Jr. and Lewis R. Holding serve as directors and executive officers of FCB and BancShares, and Hope H. Connell serves as an executive officer of FCB.

The credit life insurance policies issued by Triangle Life and reinsured by Yadkin Valley Life are sold through Southern Bank and Trust Company, Mount Olive, North Carolina (“Southern”), The Fidelity Bank, Fuquay-Varina, North Carolina (“Fidelity”), and The Heritage Bank, Lucama, North Carolina (“Heritage”). Each of those banks has an arrangement with Triangle Life whereby it receives a commission on credit life insurance policies it sells to its loan customers. Hope H. Connell, one of our directors and principal shareholders, also serves as a director of Southern and its parent holding company and is a principal shareholder of Heritage’s parent holding company. Frank B. Holding, Jr., one of our principal shareholders, also is a principal shareholder of Southern’s parent holding company. Lewis R. Holding, one of our principal shareholders, also is a principal shareholder of Southern’s and Fidelity’s parent holding companies. The amounts of commissions received by Southern, Fidelity and Heritage, respectively, in connection with those policies during 2003 were $25,846, $25,998, and $9,545.

A significant portion of our assets are represented by our investments in equity securities of BancShares, First Citizens Bancorporation, Inc., Columbia, South Carolina (“Bancorporation”), and Heritage’s parent holding company, Heritage BancShares, Inc. We are affiliated with BancShares and Heritage as a result of the relationships described above. Additionally, Lewis R. Holding, one of our principal shareholders, also is a principal shareholder of Bancorporation, and Peter M. Bristow, one of our principal shareholders, also is a principal shareholder and an executive officer of Bancorporation.

INDEPENDENT ACCOUNTANTS

Appointment of Independent Accountants

KPMG LLP served as our independent accountants for 2003. Our Board of Directors has the responsibility and authority to select and appoint our independent accountants each year and to approve the compensation and terms of the engagement of our accountants. The Board has requested that KPMG LLP submit a proposed engagement agreement for 2004 for the Board’s review, but the Board has not yet discussed or made a decision regarding its selection of our accountants for 2004. Representatives of KPMG LLP are not expected to attend the Annual Meeting.

Services and Fees During 2002 and 2003

As our independent accountants for 2002 and 2003, KPMG LLP provided various audit and other services for which we and Yadkin Valley Life were billed for fees as further described below. Our Board of Directors specifically pre-approves all audit services and other services provided by our accountants. In the future, the Board may authorize management to obtain tax and certain other specific types of recurring non-audit services from our accountants from time to time during the year up to preapproved aggregate amounts of fees. Requests for advice in addition to those preapproved amounts would require further Board approval. Our Board has considered whether KPMG LLP’s provision of non-audit services is compatible with maintaining its independence. The Board believes that those services do not affect KPMG LLP’s independence.

Audit Fees. For 2002 and 2003, KPMG LLP audited our consolidated financial statements included in our Annual Reports on Form 10-KSB, reviewed the condensed interim financial statements included in our Quarterly Reports on Form 10-QSB, and provided various other audit services. Its fees for those services were $18,950 for 2002 and $23,100 for 2003.

Audit-Related Fees. During 2002 and 2003, KPMG LLP did not provide us with any audit related services.

Tax Fees. During 2002 and 2003, KPMG LLP prepared our tax returns and provided us with other tax compliance services and consultations regarding general tax matters. Its fees billed during 2002 and 2003 for those services were $6,500 and $7,000, respectively.

All Other Fees. Other than the services listed above, KPMG LLP did not provide any other services during 2002 and 2003.

PROPOSALS FOR 2005 ANNUAL MEETING

Any proposal of a shareholder which is intended to be presented at our 2005 Annual Meeting must be received by us in writing at our office in Raleigh, North Carolina, no later than November 29, 2004, to be considered timely received for inclusion in the proxy statement and form of appointment of proxy that we will distribute in connection with that meeting. In order for a proposal to be included in our proxy materials for a particular meeting, the person submitting the proposal must own, beneficially or of record, at least 1% or $2,000 in market value of shares of our Common Stock entitled to be voted on that proposal at the meeting and must have held those shares for a period of at least one year and continue to hold them through the date of the meeting. Also, the proposal and the shareholder submitting it must comply with certain other eligibility and procedural requirements contained in rules of the Securities and Exchange Commission.

Written notice of a shareholder proposal intended to be presented at our 2005 Annual Meeting, but which is not intended to be included in our proxy statement and form of appointment of proxy, must be received by us at our office in Raleigh, North Carolina, no later than February 14, 2005, in order for that proposal to be considered timely received for purposes of the Proxies’ discretionary authority to vote on other matters presented for action by shareholders at that meeting.

ADDITIONAL INFORMATION

Communications with our Board

Our Board of Directors encourages our shareholders to communicate with it regarding their concerns and other matters related to our business, and the Board has established a process by which you may send written communications to the Board or to one or more individual directors. You may address and mail your communications to Yadkin Valley Company, c/o Corporate Secretary, Post Office Box 18747, Raleigh, North Carolina 27619.

You should indicate whether your communication is directed to the entire Board of Directors, to its Chairman, or to one or more individual directors. All communications will be reviewed by our Corporate Secretary and forwarded on to the intended recipients.

Annual Report on Form 10-KSB

We are subject to the reporting requirements of the Securities Exchange Act of 1934 and we file reports and other information, including proxy statements, annual reports and quarterly reports, with the Securities and Exchange Commission.

A copy of our 2003 Annual Report on Form 10-KSB as filed with the Securities and Exchange Commission will be provided without charge upon the written request of any shareholder entitled to vote at the Annual Meeting. Requests for copies should be directed to David S. Perry, President, Yadkin Valley Company, Post Office Box 18747, Raleigh, North Carolina 27619, telephone (919) 716-2266.

YADKIN VALLEY COMPANY

343 East Six Forks Road Post Office Box 18747

Raleigh, North Carolina 27619

APPOINTMENT OF PROXY SOLICITED BY OUR BOARD OF DIRECTORS

The undersigned hereby appoints David S. Perry and Jeanette C. Howell (the “Proxies”), and any substitute appointed by them, as the undersigned’s attorneys and proxies, and authorizes any one or both of them to represent and vote as directed below all shares of the common stock of Yadkin Valley Company (the “Company”) held of record by the undersigned on March 15, 2004, at the Annual Meeting of Shareholders of the Company to be held at 343 East Six Forks Road (Third Floor Conference Room), Raleigh, North Carolina, at 10:00 a.m. on April 26, 2004, and at any adjournments of the meeting. The undersigned directs that the shares represented by this appointment of proxy be voted as follows:

1. ELECTION OF DIRECTORS: Proposal to elect three directors of the Company for one-year terms or until their successors are duly elected and qualified.

FOR all nominees listed below WITHHOLD AUTHORITY to vote for

(except as marked to the contrary below). ALL nominees listed below.

Nominees: Hope Holding Connell, Denton F. Lee, Jr., and David S. Perry.

Instruction: To withhold authority to vote for any individual nominee(s), write that nominee’s name(s) on the line below:

2. OTHER BUSINESS: On any other matter properly presented for action by shareholders at the Annual Meeting, and on matters incident to the conduct of the meeting, including adjournments, the Proxies are authorized to vote the shares represented by this appointment of proxy according to their best judgement.

I (We) direct that the shares represented by this appointment of proxy be voted as instructed above. In the absence of any instruction, the Proxies will vote the shares represented by this appointment of proxy “FOR” the election of each nominee named in Proposal 1. If, before the meeting, any nominee listed in Proposal 1 becomes unable or unwilling to serve as a director for any reason, the Proxies are authorized to vote for a substitute nominee named by the Board of Directors. This appointment of proxy may be revoked by the undersigned at any time before the voting takes place at the Annual Meeting by filing with the Company’s Secretary a written instrument revoking it or a duly executed appointment of proxy bearing a later date, or by attending the Annual Meeting and announcing an intention to vote in person.

Dated: , 2004

Signature

Joint Signature (if shares are held jointly)

Instruction: Please sign above exactly as your name appears on this appointment of proxy. Joint owners of shares should both sign. Fiduciaries or other persons signing in a representative capacity should indicate the capacity in which they are signing.

IMPORTANT: To ensure that your shares are represented and that a quorum is present at the Annual Meeting please send in your appointment of proxy whether or not you plan to attend.